EXHIBIT 10.1

FANTEX, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of July 22, 2016 (the “Effective Date”), by and among Fantex, Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of 5,933,658 Fantex Sports Portfolio 1 Units (each, a “Unit,” and, collectively, the “Units”), each Unit comprised of 0.017 shares of Fantex Series Vernon Davis Convertible Tracking Stock (“FSVD”), 0.047 shares of Fantex Series EJ Manuel Convertible Tracking Stock (“FSEM”), 0.015 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock (“FSMS”), 0.102 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock (“FSAJ”), 0.043 shares of Fantex Series Michael Brockers Convertible Tracking Stock (“FSMB”), 0.033 shares of Fantex Series Jack Mewhort Convertible Tracking Stock (“FSJM” and together with FSVD, FSEM, FSMS, FSAJ and FSMB, the “Outstanding Tracking Stocks”), and 0.765 shares of Fantex Series Professional Sports Convertible Tracking Stock (together with the Outstanding Tracking Stocks, the “Underlying Shares”), on the terms and subject to the conditions set forth in this Agreement.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1 Sale of Units. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the number of Units set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $10.00 per Unit. The aggregate purchase price for the Units purchased by each Purchaser is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2 Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Units that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Units such other Purchasers have agreed to purchase.

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SECTION 3. CLOSING AND DELIVERY.

3.1 Closing. The closing of the purchase and sale of the Units pursuant to this Agreement (the “Closing”) shall be held at 10:00 a.m. Pacific Time on the date hereof at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers (the “Closing Date”). At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the Closing Date.

3.2 Issuance of the Units at the Closing. At the Closing, the Company shall issue or deliver to each Purchaser evidence of a book entry position evidencing the Units purchased by such Purchaser hereunder, registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Units to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Units. The name(s) in which the Units are to be issued to each Purchaser are set forth in the Purchaser Questionnaire in the form attached hereto as Appendix I (the “Purchaser Questionnaire”), as completed by each Purchaser, which Purchaser Questionnaire shall be provided to the Company no later than the Closing Date.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as otherwise described in the Commission Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1 Organization and Standing; Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as presently conducted and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights. The Company has no subsidiaries.

4.2 Corporate Power; Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Units and carry out and perform all of its obligations under the this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’

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rights generally and (ii) as limited by equitable principles generally, including any specific performance.

4.3 Issuance and Delivery of the Units. The Units have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Purchasers in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms. The Underlying Shares have been duly authorized by all necessary corporate action of the Company, and, when issued to and paid for by the Purchasers (as part of the issuance and purchase of the Units), will be validly-issued, fully paid and non-assessable. The Conversion Shares (as defined below) will, prior to issuance, be duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Conversion Shares, when issued upon such conversion, will be validly issued, fully paid and non-assessable. The issuance of the Units, the Underlying Shares and the Conversion Shares is not subject to any preemptive or similar rights. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Units is exempt from registration under the Securities Act.

4.4 Commission Documents; Financial Statements. Deloitte & Touche LLP, which has certified certain financial statements of the Company, is an independent public accountant as required by the Securities Act and the rules and regulations promulgated by the Commission thereunder. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents (the “Commission Documents”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder. None of the Commission Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, together with related schedules and notes, included in the Commission Documents comply in all material respects with the requirements of the Exchange Act and present fairly in all material respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

4.5 Capitalization. The authorized capital stock of the Company consists of 1,500,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). As of the Effective Date, there are 102,575,200 shares of Common Stock issued and outstanding. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 7,500,000 shares of Common Stock reserved for issuance pursuant to the Company’s stock incentive plans, of which no shares are issuable upon the exercise of stock options outstanding on the date hereof. The Underlying Shares will be convertible at the option of the Company into shares (the “Conversion Shares”) of the Company’s platform common stock, par value $0.0001 per share (the “Platform Common Stock”) in accordance with the terms of the

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Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) and the applicable Certificate of Designation.

4.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which Units are offered and/or sold, which compliance will be effected in accordance with such laws.

4.7 No Default or Consents. The issue and sale of the Units, the issuance of Conversion Shares upon conversion of the Underlying Shares, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws (or other organization documents) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units, the issuance of the Conversion Shares upon conversion of the Underlying Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Units by the Purchasers. The Company is not (1) in violation of its certificate of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company.

4.8 No Material Adverse Change. Since December 31, 2015, the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Commission Documents; and, since December 31, 2015, (1) there has not been any change in the capital stock or long-term debt of the Company, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the

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Company, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, whether or not in the ordinary course of business, which are material to the Company or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

4.9 Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (collectively, “Sarbanes-Oxley”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of Sarbanes-Oxley, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

4.10 Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights material to carrying on the businesses of the Company as currently conducted (collectively, “Intellectual Property”), and the Company has not received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company.

4.11  Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the Commission Documents, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.12 Contracts. Each franchise, contract or other document of a character required to be described in the Commission Documents or to be filed as an exhibit to the Commission Documents under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described or filed.

4.13  Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, and

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have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

4.14 National Securities Exchanges. The outstanding securities of the Company are not listed on any national securities exchange.

4.15 Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Units.

4.16 Investment Company. The Company is not and, after giving effect to the offering and sale of the Units as contemplated herein and the application of the net proceeds therefrom, or upon issuance of the Conversion Shares upon conversion of the Underlying Shares, the Company will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

4.17 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company.

4.18 Price of Securities. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale of the Units.

4.19 Governmental Permits, Etc. The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by the Company; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect; except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits.

4.20 Internal Accounting Controls; Disclosure Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable

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assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2015, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective

4.21 Foreign Corrupt Practices. Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

4.22 Labor. No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company.

4.23 ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

4.24 Environmental Laws. The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to

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the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company; and the Company is not aware of any pending investigation which might lead to such a claim.

4.25 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.26 Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Units in the manner specified on Exhibit B attached hereto.
SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.
5.1 Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a) Such Purchaser (if an entity) is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the Units pursuant to this Agreement.

(b) Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Units and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Units, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the Commission Documents. Based on the information such Purchaser has deemed appropriate, and without reliance upon any placement agent, it has independently made its own analysis and decision to enter into this Agreement. Such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Units and the business, condition

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(financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(c) The Units to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Units in compliance with applicable federal and state securities laws. Such Purchaser is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered. Such Purchaser understands that the Units are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Units. Such Purchaser acknowledges that such Purchaser has completed the Purchaser Questionnaire attached hereto as Appendix I and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the Effective Date. Such Purchaser further acknowledges and agrees that any information that has been furnished or that will be furnished by or behalf of such Purchaser to evidence such Purchaser’s status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Units and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Units.

(e) The execution, delivery and performance by such Purchaser of this Agreement has been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

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(f) Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of any of the Units.

(g) Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Units.

(h) Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(i) Such Purchaser hereby represents that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (each, a “Disqualification Event”) is applicable to such Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. As used herein, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Purchaser’s securities for purposes of Rule 506(d) of the Securities Act. Each Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(j) Such Purchaser did not learn of the investment in the Units as a result of any general solicitation or general advertising.

(k) Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Units was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(l) Such Purchaser (including any person controlling, controlled by, or under common control with such Purchaser, as the term “control” is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the “HSR Act”)) in connection with the consummation of the transactions contemplated by this Agreement will not be required to and will not complete a filing with the U.S. government pursuant to the HSR Act.

(m) Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company, UBS Investment Bank (“UBS”) or any other person regarding the transactions contemplated hereby and ending immediately prior to the Effective Date. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets

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and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement. Other than to other persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(n) Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

5.2 Legends. Purchaser understands that, until such time as the Units have been sold pursuant to an effective registration statement under the Securities Act covering the Units or the Units may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Units and/or the Underlying Shares may bear one or more legends in substantially the following form and substance:

“THE TRACKING STOCKS COMPRISING THE UNIT(S) REPRESENTED HEREBY ARE NOT TRANSFERABLE SEPARATELY.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS OF THE UNIT AGREEMENT BETWEEN THE CORPORATION AND THE TRANSFER AGENT AND REGISTRAR, DATED AS OF JULY 14, 2016, AS IT MAY BE AMENDED FROM TIME TO TIME (THE “UNIT AGREEMENT”), AND TO THE CERTIFICATES OF DESIGNATIONS FILED WITH THE SECRETARY

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OF STATE OF THE STATE OF DELAWARE WITH RESPECT TO EACH OF THE TRACKING STOCKS INCLUDED IN THE UNIT (THE “CERTIFICATES OF DESIGNATIONS”), INCLUDING THE CERTIFICATE OF DESIGNATIONS FOR FANTEX SERIES PROFESSIONAL SPORTS (THE “FSPS CERTIFICATE OF DESIGNATIONS”). THE TERMS OF THE UNIT AGREEMENT AND OF THE CERTIFICATES OF DESIGNATIONS (INCLUDING THE FSPS CERTIFICATE OF DESIGNATIONS) ARE INCORPORATED BY REFERENCE HEREIN. AS SET FORTH IN THE FSPS CERTIFICATE OF DESIGNATIONS, THE CORPORATION IS ENTITLED TO RESTRICT THE TRANSFER OF THE UNIT(S) REPRESENTED BY THIS CERTIFICATE, TO REDEEM IN CASH ALL OF THE SHARES OF TRACKING STOCKS INCLUDED IN THE UNIT(S) REPRESENTED HEREBY, AND TO IMPOSE OTHER RESTRICTIONS ON THE OWNERSHIP OF THE UNIT(S) AND THE TRACKING STOCKS INCLUDED IN THE UNIT(S) UNDER CERTAIN CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, IN THE EVENT THAT A PERSON WHO IS A DISQUALIFIED PERSON (AS DEFINED IN THE FSPS CERTIFICATE OF DESIGNATIONS) IS THE HOLDER OF SUCH UNIT(S), OR OTHER OWNER OR PROPOSED TRANSFEREE (EACH AS DEFINED IN THE FSPS CERTIFICATE OF DESIGNATIONS) OF SUCH UNIT(S).”

In addition, book entry notations representing the Units and/or the Underlying Shares may contain:

(i)Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations;

(ii)Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Units or Underlying Shares hereunder; and

(iii)A legend regarding affiliate status of the Purchasers set forth in Schedule 1 hereto, in the form included therein.

5.3 Restricted Securities. Purchaser understands that the Units are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Units may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. In addition, Purchaser acknowledges and agrees that the ownership of the Units is subject to the terms of the Unit Agreement by and between the Company and American Stock Transfer & Trust Company, LLC, dated July 14, 2016, attached hereto as Exhibit C, and to the Certificates of Designations previously filed or to be filed with the Secretary of State of the State of Delaware with respect to each of the Underlying Shares included in the Units, which Certificates of Designations are included in the Commission Documents or, in the case of Fantex Series Professional Sports Convertible Tracking Stock, attached hereto as Exhibit D (the “FSPS

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Certificate of Designations”). Without limiting the foregoing, Purchaser acknowledges and agrees that: (i) a Unit cannot be separated into its Underlying Shares at any time and the Underlying Shares will not be separately transferable at any time; and (ii) the Company is entitled to restrict the transfer of the Units, to redeem in cash all of the Underlying Shares and to impose other restrictions on the ownership of the Units and the Underlying Shares under the circumstances specified in the FSPS Certificate of Designations.

5.4 Rule 155.

(a) Without limiting the foregoing, Purchaser acknowledges and agrees that the Company has notified Purchaser, pursuant to and in satisfaction of the requirements of Rule 155(c)(4) under the Securities Act, that: (i) the offering of the Units is not registered under the Securities Act; (ii) the Units will be “restricted securities” as that term is defined in Rule 144(a)(3) under the Securities Act and may not be resold unless the Units are registered under the Securities Act or an exemption from registration is available; (iii) the protection of Section 11 of the Securities Act is not available to Purchaser in connection with the Company’s offering of Units; and (iv) a registration statement for an offering of units of the Company was previously filed by the Company (the “Original Registration Statement”), and such Original Registration Statement was withdrawn, effective as of April 27, 2016.

(b) Purchaser acknowledges and agrees that (i) the Company has notified Purchaser that any material changes to the Company’s business or financial condition that occurred after the filing of the Original Registration Statement on April 15, 2016 are disclosed in the Commission Documents filed with the Commission after April 15, 2016, and (ii) each disclosure document provided by the Company to Purchaser in the offering of the Units disclosed any such changes, either directly in such disclosure document or by reference to the disclosures contained in such Commission Documents.

5.5 Exculpation Among Purchasers. Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner, member or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company. Purchaser agrees that neither any Purchaser nor the respective controlling Persons (as defined below), officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Units. As used herein, “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Units and to deliver Units to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing, shall be subject to the following conditions to the extent not waived by the Company:

6.1 Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Units being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

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6.2 Representations and Warranties. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed all obligations and covenants herein required to be performed by them on or prior to the Closing Date. The information contained in the Purchaser Questionnaire shall be complete, true and accurate on the Closing Date.

6.3 Share Repurchase. On or prior to the Closing Date, the Company shall have repurchased, and as of immediately prior to the Closing, the Company shall hold, all of the Underlying Shares of the Outstanding Tracking Stocks included in the Units.

SECTION 7. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Units and to pay for the Units shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. Each of the Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.2  Legal Opinion. The Purchasers shall have received an opinion of Latham & Watkins LLP, special counsel to the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

7.3 Certificate. Each Purchaser shall have received a certificate signed by the Company’s Chief Executive Officer or the Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.4 Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware.

7.5  Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.6 Share Repurchase. On or prior to the Closing Date, the Company shall have repurchased, and as of immediately prior to the Closing, the Company shall hold, all of the Underlying Shares of the Outstanding Tracking Stocks included in the Units.

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SECTION 8. Termination of Obligations to Effect Closing; Effects.
8.1 The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:
(a) upon the mutual written consent of the Company and Purchasers that agreed to purchase a majority of the Units to be issued and sold pursuant to this Agreement;
(b) by the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company; or
(c) by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser;

provided, however, that, except in the case of clauses (b) and (c) of this Section 8.1, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement (including, for the avoidance of doubt, the Purchaser Questionnaire) if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

8.2 Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

SECTION 9. Broker’s feeS.

The Company and each Purchaser (severally and not jointly) acknowledge and agree that UBS is acting as the Company’s placement agent for the sale of certain of the Units being offered hereby and will be compensated solely by the Company in such capacity. Except as set forth in the preceding sentence, the Company and each Purchaser (severally and not jointly) hereby represent that there are no other brokers or finders entitled to compensation in connection with the sale of the Units, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10. Additional Agreements of the Parties.

10.1 Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

10.2  Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Units and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Units for, sale to the Purchaser at the Closing under

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applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

10.3 Integration. The Company shall not, and shall use their commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers, or that will be integrated with the offer or sale of the Units for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

10.4 Short Sales. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full.

10.5 Securities Laws Disclosure; Publicity. Promptly following the Effective Date, the Company shall: (i) issue a press release reasonably acceptable to UBS disclosing the material terms of the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K (the “8-K”) with the Commission describing the terms of this Agreement (and including as exhibits to such Current Report on Form 8-K any agreements required to be filed in connection therewith). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any public filing with the Commission or any regulatory agency, without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except: (a) as required by federal securities law in connection with the filing of this Agreement with the Commission; (b) the filing of a Form D with the Commission under the Securities Act and (c) to the extent such disclosure is required by law, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (c). As of the time of the filing of the 8-K, no Purchaser shall be in possession of any material, non-public information received from the Company, any subsidiary of the Company or any of their respective officers, directors, employees or agents, pursuant to the transactions contemplated by this Agreement that is not disclosed in the 8-K, press release or other disclosure by the Company that complies with the requirements of Regulation FD.

10.6 Confidentiality.  Each Purchaser agrees, severally and not jointly, to use the same degree of care as such Purchaser uses to protect its own confidential information for any information obtained in connection with the transactions contemplated by this Agreement and such Purchaser acknowledges that it will not, without the prior written consent of the Company, disclose, divulge or use for any purpose such information except such information that (a) was in the public domain prior to the time it was furnished to such Purchaser, (b) is or becomes (through no breach of this Section 10.6 or any other contractual obligation of confidentiality by such Purchaser) generally available to the public, (c) was in the possession of, or known by, such Purchaser prior to receipt from the Company without a breach of any obligation of confidentiality known to such Purchaser to be owed to the Company, (d) was made known or disclosed to such Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company or (e) was independently developed without any use of the Company’s confidential

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information. In the event that such Purchaser is requested by any governmental authority or required by law to disclose any information of the Company, such Purchaser shall, to the extent permitted by applicable law, promptly notify the Company in writing of such request or requirement and the scope and nature of disclosure so requested or required so that the Company, at its own expense, may seek an appropriate protective order or other remedy to protect the confidentiality of the confidential information and/or take other lawful action to protect its interests, and the Purchaser, at the Company’s expense, will provide reasonable assistance to the Company in connection therewith.

SECTION 11. Indemnification.

11.1 Indemnification by the Company. Each of the Company, jointly and severally, agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company ), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform their respective obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Units (including the Underlying Shares), or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

11.2 Indemnification by Purchasers. Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers, the Company, each of its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 5 above respecting the sale of the Units (including the Underlying Shares) or (ii) the inaccuracy of any representation made by such Purchaser herein (including, for the avoidance of doubt, in the Purchaser Questionnaire), in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage,

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liability, expense or action. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.
SECTION 12. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a) if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing; and
(b) if to the Company, to:

Fantex, Inc.

330 Townsend Street, Suite 234

San Francisco, CA 94107

Attention: Chief Executive Officer

E-Mail: buck.french@fantex.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Patrick Pohlen, Esq. and Jim Morrone, Esq.
Facsimile: (650) 463-2600

E-Mail: patrick.pohlen@lw.com; jim.morrone@lw.com

or to such other person at such other place as the Company shall designate to the Purchasers in writing.

SECTION 13. MISCELLANEOUS.

13.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the holders of at least a majority of the Units.

13.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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13.4 Replacement of Units. If the Units are certificated and any certificate or instrument evidencing any Units is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any third-party costs associated with the issuance of such replacement Units. If a replacement certificate or instrument evidencing any Units is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

13.5 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

13.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of San Francisco. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City San Francisco for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein

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shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Any signature page delivered electronically or by facsimile (including without limitation transmission by.pdf or other fixed image form) shall be binding to the same extent as an original signature page.

13.8 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.9 Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibits and schedules attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.10 Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.11 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

13.12 Waiver of Conflicts. Each party to this Agreement acknowledges that Latham & Watkins LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that Latham & Watkins LLP represented the Company in the transaction contemplated by this Agreement and has not represented any individual Purchaser in connection with such transaction; and (c) gives its informed consent to Latham & Watkins LLP’s representation of certain of the Purchasers in such unrelated matters and to Latham & Watkins LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FANTEX, INC.

By:

Name: Cornell “Buck” French

Title: President and Chief Executive Officer

SIGNATURE PAGE TO FANTEX, INC.

SECURITIES PURCHASE AGREEMENT

EXHIBIT A

USE OF PROCEEDS

Immediately prior to and contingent upon the Closing, the Company expects to repurchase an aggregate of 102,454 shares of Fantex Series Vernon Davis Convertible Tracking Stock, 277,934 shares of Fantex Series EJ Manuel Convertible Tracking Stock, 88,365 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock, 603,994 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock, 255,893 shares of Fantex Series Michael Brockers Convertible Tracking Stock and 193,534 shares of Fantex Series Jack Mewhort Convertible Tracking Stock (collectively, the “Repurchased Shares”) from Fantex Holdings, Inc., a Delaware corporation (the “Parent”), and certain directors and related persons of the Parent, at a price per share, proportionate to the price per fractional share of such tracking stocks included in the Units sold pursuant to this Agreement. As consideration for the Repurchased Shares, upon the Closing, the Company will pay to the Parent and such directors and related persons of the Parent an aggregate of approximately $12.5 million out of the gross proceeds to the Company in this offering.

On February 12, 2016, the Company borrowed $3.3 million from the Parent under a promissory note bearing interest at 8% per annum to consummate the Company’s brand contract with Andrew Heaney. On April 28, 2016, the Company borrowed an additional $9.0 million from the Parent under a promissory note bearing interest at 8% per annum to consummate the Company’s brand contracts with Kendall Wright, Terrance Williams and Ryan Shazier. Following the consummation of this offering, the Company intends to use approximately $12.3 million out of the net proceeds to it from this offering to repay the principal and any unpaid accrued interest on these promissory notes.

As consideration for the ABI under the Company’s brand contracts with each of Allen Robinson, Tyler Duffey, Maikel Franco, Collin McHugh, Jonathan Schoop, Yangervis Solarte, Kelly Kraft, Scott Langley, Jack Maguire and Kyle Reifers, we have agreed to pay each one-time cash amounts of approximately $4.60 million, $2.23 million, $4.35 million, $3.96 million, $4.91 million, $3.15 million, $2.28 million, $3.06 million, $2.07 million and $1.74 million, respectively. These amounts total, in the aggregate, $32.35 million, and are contingent upon the Company’s ability to obtain financing. Following payment of the consideration for the Repurchased Shares, and the repayment of principal and any unpaid accrued interest on the Company’s promissory notes to the Parent, the Company intends to use the remaining net proceeds to it from this offering, together with existing cash and cash equivalents, if necessary, to fund the payment of the purchase price to each of Allen Robinson, Tyler Duffey, Maikel Franco, Collin McHugh, Jonathan Schoop, Yangervis Solarte, Kelly Kraft, Scott Langley, Jack Maguire and Kyle Reifers pursuant to the Company’s brand contracts with them.

The Company intend to use any remaining net proceeds from this offering and its existing cash and cash equivalents, together with interest thereon but after payment of the purchase prices under such brand contracts, for general working capital to fund the Company’s operations and finance the growth and development of the Company’s business.

EXHIBIT B

UNIT AGREEMENT

THIS UNIT AGREEMENT (this “Agreement”), dated as of July 14, 2016, between Fantex, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as unit agent (the “Unit Agent”).

WHEREAS, the parties entered into that certain Transfer Agency and Registrar Services Agreement (the “Transfer Agency Agreement”), dated as of April 10, 2015;

WHEREAS, the parties now desire to supplement the Transfer Agency Agreement as more fully described herein;

WHEREAS, the Company proposes to sell unit certificates (the “Unit Certificates”) representing one or more Fantex Sports Portfolio 1 Units (collectively, the “Units” and, individually, a “Unit”); and

WHEREAS, the Company desires that the Unit Agent to act on behalf of the Company, and the Unit Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and replacement of the Unit Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Unit Certificates and the terms and conditions on which they may be issued, registered, transferred, exchanged and replaced.

NOW THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE OF UNITS AND EXECUTION AND

DELIVERY OF UNIT CERTIFICATES

1.1           Issuance of Units.  Upon issuance, each Unit Certificate shall represent one or more Units. Each Unit consists of 0.017 shares of Fantex Series Vernon Davis Convertible Tracking Stock, par value $0.0001 per share, 0.047 shares of Fantex Series EJ Manuel Convertible Tracking Stock, par value $0.0001 per share, 0.015 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock, par value $0.0001 per share, 0.102 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock, par value $0.0001 per share, 0.043 shares of Fantex Series Michael Brockers Convertible Tracking Stock, par value $0.0001 per share, 0.033 shares of Fantex Series Jack Mewhort Convertible Tracking Stock, par value $0.0001 per share, and 0.765 shares of Fantex Series Professional Sports Convertible Tracking Stock, par value $0.0001 per share (such shares of tracking stock comprising the Units, the “Unit Securities”). The terms of each Unit Security are governed by the certificate of designations filed with the Secretary of State of Delaware with respect to such Unit Security and the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

1.2           Execution and Delivery of Unit Certificates.  Each Unit Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its countersignature by the Unit Agent and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Units may be listed, or to conform to usage.  The Unit Certificates shall be signed on behalf of the Company by any of its present or future chief executive officers, presidents, senior vice presidents, vice presidents, chief financial officers, chief legal officers, treasurers, assistant treasurers, controllers, assistant controllers, secretaries or assistant secretaries.  Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Unit Certificates.

No Unit Certificate shall be valid for any purpose until such Unit Certificate has been countersigned by the manual signature of the Unit Agent.  Such signature by the Unit Agent upon any Unit Certificate executed by the Company shall be conclusive evidence that the Unit Certificate so countersigned has been duly issued hereunder.

In case any officer of the Company who shall have signed any of the Unit Certificates either manually or by facsimile signature shall cease to be such officer before the Unit Certificates so signed shall have been countersigned and delivered by the Unit Agent, such Unit Certificates may be countersigned and delivered notwithstanding that the person who signed such Unit Certificates ceased to be such officer of the Company; and any Unit Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Unit Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

The term “holder” or “holder of a Unit Certificate” as used herein shall mean any person in whose name at the time any Unit Certificate shall be registered upon the books to be maintained by the Unit Agent for that purpose.

1.3           Issuance of Unit Certificates.  Unit Certificates representing Units may be executed by the Company and delivered to the Unit Agent upon the execution of this Unit Agreement or from time to time thereafter.  The Unit Agent shall, upon receipt of Unit Certificates duly executed on behalf of the Company, countersign such Unit Certificates and shall deliver such Unit Certificates to or upon the order of the Company.

1.4           Unit Certificate Legend.  Each Unit Security shall bear a legend in substantially the following form:

“The Tracking Stocks comprising the Unit(s) represented HEREBY are not transferable separately.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS OF THE UNIT AGREEMENT BETWEEN THE CORPORATION AND THE TRANSFER AGENT AND REGISTRAR, DATED AS OF JULY 14, 2016, AS IT MAY BE AMENDED FROM TIME TO TIME (THE “UNIT AGREEMENT”), AND TO THE CERTIFICATES OF DESIGNATIONS FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE WITH RESPECT TO EACH OF THE TRACKING STOCKS INCLUDED IN THE UNIT (THE “CERTIFICATES OF DESIGNATIONS”), INCLUDING THE CERTIFICATE OF DESIGNATIONS FOR FANTEX SERIES PROFESSIONAL SPORTS (THE “FSPS CERTIFICATE OF DESIGNATIONS”). THE TERMS OF THE UNIT AGREEMENT AND OF THE CERTIFICATES OF DESIGNATIONS (INCLUDING THE FSPS CERTIFICATE OF DESIGNATIONS) ARE INCORPORATED BY REFERENCE HEREIN. AS SET FORTH IN THE FSPS CERTIFICATE OF DESIGNATIONS, THE CORPORATION IS ENTITLED TO RESTRICT THE TRANSFER OF THE UNIT(S) REPRESENTED HEREBY, TO REDEEM IN CASH ALL OF THE SHARES OF TRACKING STOCKS INCLUDED IN THE UNIT(S) REPRESENTED BY THIS CERTIFICATE, AND TO IMPOSE OTHER RESTRICTIONS ON THE OWNERSHIP OF THE UNIT(S) AND THE TRACKING STOCKS INCLUDED IN THE UNIT(S) UNDER CERTAIN CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, IN THE EVENT THAT A PERSON WHO IS A DISQUALIFIED PERSON (AS DEFINED IN THE FSPS CERTIFICATE OF DESIGNATIONS) IS THE HOLDER OF SUCH UNIT(S), OR OTHER OWNER OR PROPOSED TRANSFEREE (EACH AS DEFINED IN THE FSPS CERTIFICATE OF DESIGNATIONS) OF SUCH UNIT(S).”

ARTICLE 2

SEPARATION OF UNIT SECURITIES AND OTHER MATTERS

2.1           Separation of the Unit Securities.  The Unit Securities will not be separately transferable at any time.

2.2           Lost, Stolen, Mutilated or Destroyed Unit Certificates.  Upon receipt by the Unit Agent of an affidavit and/or other evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Unit Certificate and indemnity and/or surety bond reasonably satisfactory to the Unit Agent and the Company and, in the case of mutilation, upon surrender of the mutilated Unit Certificate to the Unit Agent for cancellation, then, in the absence of notice to the Company or the Unit Agent that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Unit Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Unit Certificate, a new Unit Certificate of the same tenor and representing Units for a like number of Unit Securities.  Upon the issuance of any new Unit Certificate under this Section 2.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Unit Agent) in connection therewith.  Every substitute Unit Certificate executed and delivered pursuant to this Section 2.2 in lieu of any lost, stolen or destroyed Unit Certificate shall represent an additional contractual obligation of the Company, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Unit Certificates duly executed and delivered hereunder.  To the maximum extent permitted by applicable law, the lost, stolen or destroyed Unit Certificate shall not be at any time enforceable by anyone.  The provisions of this Section 2.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Unit Certificates.

ARTICLE 3

EXCHANGE AND TRANSFER OF UNIT CERTIFICATES

3.1           Exchange and Transfer of Unit Certificates.  Upon surrender at the corporate trust office of the Unit Agent, Unit Certificates representing Units may be exchanged for Unit Certificates in other denominations representing such Units or the transfer thereof may be registered in whole or in part; provided that such other Unit Certificates represent Units for the same aggregate number of Unit Securities as the Unit Certificates so surrendered.  The Unit Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Unit Certificates and exchanges and transfers of outstanding Unit Certificates, upon surrender of the Unit Certificates to the Unit Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Unit Agent.  No service charge shall be made for any exchange or registration of transfer of Unit Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.  Whenever any Unit Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Unit Agent shall manually countersign and deliver to the person or persons entitled thereto a Unit Certificate or Unit Certificates duly authorized and executed by the Company, as so requested.  The Unit Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Unit Certificate representing a Unit for a fraction of a Unit Security.  All Unit Certificates issued upon any exchange or registration of transfer of Unit Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Unit Certificate surrendered for such exchange or registration of transfer.

3.2           Treatment of Holders of Unit Certificates.  The Company, the Unit Agent and all other persons may treat the registered holder of a Unit Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Units represented thereby, any notice to the contrary notwithstanding.

3.3           Cancellation of Unit Certificates.  Any Unit Certificate surrendered for exchange or registration of transfer of the Unit represented thereby shall, if surrendered to the Company, be delivered to the Unit Agent and all Unit Certificates surrendered or so delivered to the Unit Agent shall be promptly canceled by the Unit Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Unit Certificate shall be issued hereunder in exchange therefor or in lieu thereof.  The Unit Agent shall deliver to the Company from time to time or otherwise dispose of canceled Unit Certificates in a manner satisfactory to the Company.

ARTICLE 4

CONCERNING THE UNIT AGENT

4.1           Unit Agent.  The Company hereby appoints American Stock Transfer & Trust Company, LLC as Unit Agent of the Company in respect of the Units and the Unit Certificates upon the terms and subject to the conditions herein set forth, and American Stock Transfer & Trust Company, LLC hereby accepts such appointment.  The Unit Agent shall have the powers and authority granted to and conferred upon it in the Unit Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.  All of the terms and provisions with respect to such powers and authority contained in the Unit Certificates are subject to and governed by the terms and provisions hereof.

4.2           Conditions of Unit Agent’s Obligations.  The Unit Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Unit Certificates shall be subject:

(a)          Compensation and Indemnification.  The Company agrees promptly to pay the Unit Agent the compensation to be agreed upon with the Company for all services rendered by the Unit Agent and to reimburse the Unit Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without gross negligence, bad faith or willful misconduct by the Unit Agent in connection with the services rendered hereunder by the Unit Agent.  The Company also agrees to indemnify the Unit Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Unit Agent, arising out of or in connection with its acting as Unit Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability.

(b)          Agent for the Company.  In acting under this Unit Agreement and in connection with the Unit Certificates, the Unit Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Unit Certificates or beneficial owners of Units.

(c)          Counsel.  The Unit Agent may consult with counsel satisfactory to it, which may include counsel for the Company or internal counsel to the Unit Agent, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(d)          Documents.  The Unit Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Unit Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)          No Liability for Interest.  Unless otherwise agreed with the Company, the Unit Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Unit Certificates.

(f)          No Liability for Invalidity.  The Unit Agent shall have no liability with respect to any invalidity of this Agreement or any of the Unit Certificates (except as to the Unit Agent’s countersignature thereon).

(g)          No Responsibility for Representations.  The Unit Agent shall not be responsible for any of the recitals or representations herein or in the Unit Certificates (except as to the Unit Agent’s countersignature thereon), all of which are made solely by the Company.

(h)           No Implied Obligations.  The Unit Agent shall be obligated to perform only such duties as are herein and in the Unit Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Unit Certificates against the Unit Agent.  The Unit Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.  The Unit Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Unit Certificates authenticated by the Unit Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Unit Certificates.  The Unit Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Unit Certificates or in the case of the receipt of any written demand from a holder of a Unit Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 5.2 hereof, to make any demand upon the Company.

4.3         Resignation, Removal and Appointment of Successors.

(a)          The Company agrees, for the benefit of the holders from time to time of the Unit Certificates, that there shall at all times be a Unit Agent hereunder until all the Units have been separated into the Unit Securities or are no longer outstanding.

(b)          The Unit Agent may at any time resign as agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees.  The Unit Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective.  Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Unit Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Unit Agent.  The obligation of the Company under Section 4.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Unit Agent.

(c)          In case at any time the Unit Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Unit Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Unit Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Unit Agent or of its property or affairs, or any public officer shall take charge or control of the Unit Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Unit Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Unit Agent.  Upon the appointment as aforesaid of a successor Unit Agent and acceptance by the successor Unit Agent of such appointment, the Unit Agent shall cease to be Unit Agent hereunder.

(d)          Any successor Unit Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Unit Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Unit Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Unit Agent hereunder.

(e)          Any corporation into which the Unit Agent hereunder may be merged or converted or any corporation with which the Unit Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation to which the Unit Agent shall sell or otherwise transfer all or substantially all the assets and business of the Unit Agent, provided that it shall be qualified as aforesaid, shall be the successor Unit Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 5

MISCELLANEOUS

5.1         Amendment.  This Agreement may be amended by the parties hereto, without the consent of the holder of any Unit Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Unit Agent may deem necessary or desirable; provided that such action shall not materially adversely affect the interests of the holders of the Unit Certificates.

5.2           Notices and Demands to the Company and Unit Agent.  If the Unit Agent shall receive any notice or demand addressed to the Company by the holder of a Unit Certificate pursuant to the provisions of the Unit Certificates, the Unit Agent shall promptly forward such notice or demand to the Company.

5.3           Addresses.  Any communication from the Company to the Unit Agent with respect to this Agreement shall be addressed to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attention: General Counsel, and any communication from the Unit Agent to the Company with respect to this Agreement shall be addressed to Fantex, Inc., 330 Townsend Street, Suite 234, San Francisco, California 94107, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attn: Patrick Pohlen and Jim Morrone.  Each of the Unit Agent and the Company may specify another address in writing.

5.4           Governing Law.  This Agreement and each Unit Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of California.

5.5           Persons Having Rights under Unit Agreement.  Nothing in this Agreement shall give to any person other than the Company, the Unit Agent and the holders of the Unit Certificates any right, remedy or claim under or by reason of this Agreement.

5.6           Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

5.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

5.8           Inspection of Agreement.  A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Unit Agent for inspection by the holder of any Unit Certificate.  The Unit Agent may require such holder to submit his or her Unit Certificate for inspection by it.

5.9           Transfer Agency Agreement.  Except as set forth herein, all of the terms and conditions of the Transfer Agency Agreement shall remain in full force and effect.  In the event of conflicting or additional terms between the terms of the Transfer Agency Agreement and this Agreement, the terms of this Agreement shall prevail over those in the Transfer Agency Agreement with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

Fantex, Inc., as Company

By:
Name:
Title:

COUNTERSIGNED

American Stock Transfer & Trust Company, LLC, as Unit Agent

By:
Name:
Title:

EXHIBIT A

FORM OF UNIT CERTIFICATE

Number U-______	Units _____

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Fantex Sports Portfolio 1 Units Consisting of 0.017 shares of Fantex Series Vernon Davis Convertible Tracking Stock,
0.047 shares of Fantex Series EJ Manuel Convertible Tracking Stock,
0.015 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock,
0.102 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock,
0.043 shares of Fantex Series Michael Brockers Convertible Tracking Stock,
0.033 shares of Fantex Series Jack Mewhort Convertible Tracking Stock, and
0.765 shares of Fantex Series Professional Sports Convertible Tracking Stock

THIS CERTIFIES THAT________

IS THE OWNER OF ______ (_____) Units

Each Unit (“Unit”) consists of 0.017 shares of Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Series Vernon Davis”), 0.047 shares of Fantex Series EJ Manuel Convertible Tracking Stock (“Fantex Series EJ Manuel”), 0.015 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock (“Fantex Series Mohamed Sanu”), 0.102 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock (“Fantex Series Alshon Jeffery”), 0.043 shares of Fantex Series Michael Brockers Convertible Tracking Stock (“Fantex Series Michael Brockers”), 0.033 shares of Fantex Series Jack Mewhort Convertible Tracking Stock (“Fantex Series Jack Mewhort”) and 0.765 shares of Fantex Series Professional Sports Convertible Tracking Stock (“Fantex Series Professional Sports” and together with Fantex Series Vernon Davis, Fantex Series EJ Manuel, Fantex Series Mohamed Sanu, Fantex Series Alshon Jeffery, Fantex Series Michael Brockers and Fantex Series Jack Mewhort, the “Tracking Stocks”) of Fantex, Inc. (the “Corporation”).  The Tracking Stocks comprising the Unit(s) represented by this certificate are not transferable separately.  The rights of the holders of Tracking Stocks are set forth in Certificates of Designations for each respective Tracking Stock and in the Corporation’s Amended and Restated Certificate of Incorporation. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers.

   Dated:  _____

Chief Legal Officer and Secretary	President

THE TRACKING STOCKS COMPRISING THE UNIT(S) REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THIS CERTIFICATE IS ALSO SUBJECT TO THE TERMS OF THE UNIT AGREEMENT BETWEEN THE CORPORATION AND THE TRANSFER AGENT AND REGISTRAR, DATED AS OF JULY 14, 2016, AS IT MAY BE AMENDED FROM TIME TO TIME (THE “UNIT AGREEMENT”), AND TO THE CERTIFICATES OF DESIGNATIONS FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE WITH RESPECT TO EACH OF THE TRACKING STOCKS INCLUDED IN THE UNIT (THE “CERTIFICATES OF DESIGNATIONS”), INCLUDING THE CERTIFICATE OF DESIGNATIONS FOR FANTEX SERIES PROFESSIONAL SPORTS (THE “FSPS CERTIFICATE OF DESIGNATIONS”). THE TERMS OF THE UNIT AGREEMENT AND OF THE CERTIFICATES OF DESIGNATIONS (INCLUDING THE FSPS CERTIFICATE OF DESIGNATIONS) ARE INCORPORATED BY REFERENCE HEREIN. AS SET FORTH  IN THE FSPS CERTIFICATE OF DESIGNATIONS, THE CORPORATION IS ENTITLED TO RESTRICT THE TRANSFER OF THE UNIT(S) REPRESENTED BY THIS CERTIFICATE, TO REDEEM IN CASH ALL OF THE SHARES OF TRACKING STOCKS INCLUDED IN THE UNIT(S) REPRESENTED BY THIS CERTIFICATE, AND TO IMPOSE OTHER RESTRICTIONS ON THE OWNERSHIP OF THE UNIT(S) AND THE TRACKING STOCKS INCLUDED IN THE UNIT(S) UNDER CERTAIN CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, IN THE EVENT THAT A PERSON WHO IS A DISQUALIFIED PERSON (AS DEFINED IN THE FSPS CERTIFICATE OF DESIGNATIONS) IS THE HOLDER OF SUCH UNIT(S), OR OTHER OWNER OR PROPOSED TRANSFEREE (EACH AS DEFINED IN THE FSPS CERTIFICATE OF DESIGNATIONS) OF SUCH UNIT(S).

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

__________________________________________________________________________________

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UTMA – (Cust) Custodian (Minor) under Uniform Transfers to Minors Act (State)
TEN ENT – as tenants by entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

__________________________________________________________________________________

    FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto

________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

___________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________________ Attorney

to transfer the said Units on the books of the within-named Corporation with full power of substitution in the premises.

Dated _____________________

                                                                                            ___________________________________________________

Signature Guaranteed

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATIONS FOR FANTEX SERIES PROFESSIONAL SPORTS CONVERTIBLE TRACKING STOCK

Fantex, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolutions pertaining to the Fantex Series Professional Sports Convertible Tracking Stock of the Corporation  were adopted by the Board of Directors of the Corporation (the “Board”) as required by Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) at a meeting duly held by the Board on July 21, 2016.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Sections 141 and 151 of the DGCL, the Board hereby establishes a new series of tracking stock of the Corporation, par value $0.0001 per share, which the Board hereby designates as a “Tracking Series” (as such term is defined in the Certificate of Incorporation).

RESOLVED FURTHER, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Sections 141 and 151 of the DGCL, the Board hereby fixes (i) the designation of such Tracking Series as indicated opposite “DESIGNATION” below, (ii) the number of shares of such Tracking Series as indicated opposite “NUMBER OF SHARES” below, (iii) the Underlying Assets (as defined in the Certificate of Incorporation) for such Tracking Series as indicated opposite “UNDERLYING ASSETS” below, (iv) the conversion rights for such Tracking Series as indicated opposite “CONVERSION” below and (v) the transfer restrictions and redemption rights applicable to such Tracking Series as indicated opposite “Restrictions on Transfer; Redemption in Certain Circumstances” below:

DESIGNATION:	Fantex Series Professional Sports Convertible Tracking Stock (the “Fantex Series Professional Sports”)
NUMBER OF SHARES:	4,540,443 shares
UNDERLYING ASSETS:	100% of the Corporation’s rights and interest in the Brand Percentage (as defined in the Brand Contracts (as defined below)) of the Brand Income (as defined in the Brand Contracts).

“Brand Contracts” means, collectively, (i) that certain Brand Agreement, by and between the Corporation, on the one hand, and Ryan Shazier, on the other hand, dated as of September 23, 2015, as the same may be amended from time to time in accordance with its terms, (ii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Terrance Williams, on the other hand, dated as of September 17, 2015, as the same may be amended from time to time in accordance with its terms, (iii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Andrew Heaney, on the other hand, dated as of September 10, 2015, as the same may be amended from time to time in accordance with its terms, (iv) that certain Brand Agreement, by and between the Corporation, on the one hand, and Kendall Wright, on the other hand, dated as of March 26, 2015, as the same may be amended from time to time in accordance with its terms, (v) that certain Brand Agreement, by and between the Corporation, on the one hand, and Scott Langley, on the other hand, dated as of December 21, 2015, as the same may be amended from time to time in accordance with its terms, (vi) that certain Brand Agreement, by and between the Corporation, on the one hand, and Kelly Kraft, on the other hand, dated as of April 1, 2016, as the same may be amended from time to time in accordance with its terms, (vii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Kyle Reifers, on the other hand, dated as of April 18, 2016, as the same may be amended from time to time in accordance with its terms, (viii) that certain Brand Agreement, by and between the Corporation, on the one hand, and John Price Maguire, on the other hand, dated as of April 18, 2016, as the same may be amended from time to time in accordance with its terms, (ix) that certain Brand Agreement, by and between the Corporation, on the one hand, and Tyler Duffey, on the other hand, dated as of March 14, 2016, as the same may be amended from time to time in accordance with its terms, (x) that certain Brand Agreement, by and between the Corporation, on the one hand, and Collin McHugh, on the other hand, dated as of April 1, 2016, as the same may be amended from time to time in accordance with its terms, (xi) that certain Brand Agreement, by and between the Corporation, on the one hand, and Jonathan Schoop, on the other hand, dated as of April 1, 2016, as the same may be amended from time to time in accordance with its terms, (xii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Yangervis Solarte, on the other hand, dated as of April 18, 2016, as the same may be amended from time to time in accordance with its terms, (xiii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Maikel Franco, on the other hand, dated as of April 19, 2016, as the same may be amended from time to time in accordance with its terms, and (xiv) that certain Brand Agreement, by and between the Corporation, on the one hand, and Allen Robinson, on the other hand, dated as of April 20, 2016, as the same may be amended from time to time in accordance with its terms.

CONVERSION:

At any time following the two-year anniversary of the date first set forth above, by resolution of the Board, each share of Fantex Series Professional Sports may be converted into a number (or fraction) of fully paid and non-assessable shares of Platform Common Stock equal to the Applicable Conversion Ratio (as defined in the Certificate of Incorporation).

Restrictions on Transfer; Redemption in Certain Circumstances:	The provisions attached hereto as Annex A are hereby incorporated by reference in their entirety.

RESOLVED FURTHER, that such Tracking Series shall have such other powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as set forth in the Corporation’s Certificate of Incorporation.

(Signature Page Follows)

IN WITNESS WHEREOF, FANTEX, INC. has caused this Certificate to be executed by its President and Chief Executive Officer as of the date first set forth above.

FANTEX, INC.

By:
Name:Cornell French
Title:President and Chief Executive Officer

Annex A

Restrictions on Transfer; Redemption in Certain Circumstances

(a) Definitions. Capitalized terms used but not defined in this Annex A shall have the respective meanings ascribed thereto in the Certificate of Designations to which this Annex A is attached, and in addition for purposes of this Annex A, the following terms shall have the respective meanings specified below:

(i) “Additional Prohibited Investor” means any individual who has been at any time arrested in connection with, charged with, indicted for or convicted of participating (whether directly or indirectly) in, any illegal gambling activity or any illegal activity in connection with a Gaming Enterprise, or any spouse of any of such individual.

(ii) “Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.  As used in the definition of  “Affiliate,” the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(iii) “Baseball-Related Tracking Stock” means the Tracking Series referenced in the Certificate of Designations to which this Annex A is attached.

(iv) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule, and shall also include (to the extent not provided for in Rule 13d-3) (A) the possession of any direct or indirect interest in any security, including, without limitation, rights to a security deriving from the ownership of, or control over, depositary or similar receipts relating to such security, (B) the possession of any direct or indirect interest in any Encumbrance with respect to any security, and (C) the possession or exercise, directly or indirectly, of any rights of a security holder with respect to any security.

(v) “Contract” means any note, bond, mortgage, indenture, lease, order, contract, commitment, agreement, arrangement or instrument, written or otherwise.
(vi) “Disqualified Person” means any stockholder, other Owner or Proposed Transferee as to which clause (i) or (ii) of paragraph (c) of this Annex A is applicable.

(vii) “Encumbrance” means any security interest, pledge, mortgage, lien, charge, option, warrant, right of first refusal, license, easement, adverse claim of Ownership or use, or other encumbrance of any kind.

(viii) “Fantex Affiliate” means any Affiliate of the Corporation, including Fantex Brokerage Services LLC and Fantex Holdings, Inc., and any of their respective officers and/or directors.

(ix) “FBS Accountholder” means any person who opens and maintains a customer account with Fantex Brokerage Services LLC.

(x) “Gaming Enterprise” means any entity that is engaged, directly or indirectly, in gambling operations, including, without limitation, online gambling, casinos, horse and dog race tracks, off-track betting organizations, gaming enterprises operating on riverboats and Indian reservations, jai alai frontons and bingo parlors, as well as any entity or Governmental Body that owns, operates, oversees or otherwise exercises any ownership or managerial control over any such entity and any subsidiary and/or affiliate of any such entity as long as any of such subsidiary’s or affiliate’s business objectives relate directly or indirectly to the gambling function of its parent or affiliated entity.

(xi) “Governmental Body” means any government or governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any State, local or foreign government or any political subdivision, agency, commission, office, authority, or bureaucracy of any of the foregoing, including any court or arbitrator (public or private), whether now or hereinafter in existence.

(xii) “Institutional Owner” means any Owner that is not an individual.
(xiii) “MLB” means Major League Baseball and the Office of the Commissioner of Baseball.

(xiv) “MLB Affiliated Person” means a person who is an owner (whether direct or indirect or as sole proprietor, shareholder, member, general or limited partner, trustee, trust beneficiary or other beneficial owner), officer, director, or employee (including any player, manager, coach, industry consultant or intern and regardless of whether full-time, part-time or seasonal) of any of MLB club, or MLB related entity, or any spouse, parent, child (including legally adopted children and stepchildren), sibling, other family member or agent of any of the foregoing.

(xv) “MLB Prohibited Investor” means any MLB Affiliated Person and any Person controlled by or in common control with any MLB Affiliated Person (or group of MLB Affiliated Persons) or any trust or similar entity established for the benefit of any MLB Affiliated Person (or group of MLB Affiliated Persons).

(xvi)  “Ownership” means, with respect to any shares of the Baseball-Related Tracking Stock, direct or indirect record ownership or Beneficial Ownership. The term “Owner” means any Person that has or exercises Ownership with respect to any shares of the Baseball-Related Tracking Stock.

(xvii) “Person” means any individual, estate, corporation, limited liability company, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Body or other entity.

(xviii) “Prohibited Investor” means any Additional Prohibited Investor or any MLB Prohibited Investor.

(xix) “Proposed Transferee” means any Person presenting any shares of the Baseball-Related Tracking Stock for Transfer into such Person’s name or that otherwise is or purports to be a Transferee with respect to any shares of the Baseball-Related Tracking Stock.

(xx) “Redemption Date” means the date fixed by the Board of Directors for the redemption of any shares of the Baseball-Related Tracking Stock pursuant to this Annex A.

(xxi) “Transfer” means, with respect to any shares of the Baseball-Related Tracking Stock, any direct or indirect issuance, sale, gift, assignment, devise or other transfer or disposition of Ownership of such shares, whether voluntary or involuntary, and whether by merger or other operation of law, as well as any other event or transaction (including, without limitation, the making of, or entering into, any Contract, including, without limitation, any proxy or nominee agreement) that results or would result in the Ownership of such shares by a Person that did not possess such rights prior to such event or transaction. Without limitation as to the foregoing, the term “Transfer” shall include any of the following that results or would result in a change in Ownership: (A) a change in the capital structure of the Corporation, (B) a change in the relationship between two or more Persons, (C) the making of, or entering into, any Contract, including, without limitation, any proxy or nominee agreement, (D) any exercise or disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable, (E) any disposition of any securities or rights convertible into or exercisable or exchangeable for such shares or any exercise of any such conversion, exercise or exchange right, and (F) Transfers of interests in other entities. The term “Transferee” means any Person that becomes an Owner of any shares of the Baseball-Related Tracking Stock as a result of a Transfer.

(xxii) “Violation” means (i) Ownership by any Prohibited Investor of the Baseball-Related Tracking Stock or (ii) Ownership by any FBS Accountholder of more than 10% of the outstanding shares of the Baseball-Related Tracking Stock, other the Corporation, any Fantex Affiliate or any Institutional Investor.

(b)Requests for Information. If the Corporation has reason to believe that the Ownership, or proposed Ownership, of any shares of the Baseball-Related Tracking Stock by any stockholder, other Owner or Proposed Transferee could, either by itself or when taken together with the Ownership of any other shares of the Baseball-Related Tracking Stock by any other Person, result in either (i) any Violation or (ii) Ownership by any Person of more than 10% of the outstanding shares of the Baseball-Related Tracking Stock, then in each case such stockholder, other Owner or Proposed Transferee, upon request of the Corporation, shall promptly furnish to the Corporation such information (including, without limitation, information with respect to other Ownership interests and affiliations) as the Corporation may reasonably request to determine whether the Ownership of, or the exercise of any rights with respect to, any shares of the Baseball-Related Tracking Stock by such stockholder, other Owner or Proposed Transferee could result in any Violation.

(c) Rights of the Corporation. If (i) any stockholder, other Owner or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to paragraph (b) of this Annex A within the period of time (including any applicable extension thereof) determined by the Board of Directors, or (ii) whether or not any stockholder, other Owner or Proposed Transferee timely responds to any request for information pursuant to paragraph (b) of this Annex A, the Board of Directors shall conclude that effecting, permitting or honoring any Transfer or the Ownership of any shares of the Baseball-Related Tracking Stock, by any such stockholder, other Owner or Proposed Transferee, could result in any Violation, or that it is in the interest of the Corporation to prevent or cure any such Violation or any situation which could result in any such Violation, or mitigate the effects of any such Violation or any situation that could result in any such Violation, then the Corporation may (A) refuse to permit any Transfer of record of shares of the Baseball-Related Tracking Stock that involves a Transfer of such shares to, or Ownership of such shares by, any Disqualified Person, (B) refuse to honor any such Transfer of record effected or purported to have been effected, and in such case any such Transfer of record shall be deemed to have been void ab initio, (C) suspend those rights of stock ownership the exercise of which could result in any Violation, (D) redeem such shares in accordance with paragraph (d) of this Annex A, and/or (E) take all such other action as the Corporation may deem necessary or advisable in furtherance of the provisions of this Annex A, including, without limitation, exercising any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any Disqualified Person. Any such refusal of Transfer or suspension of rights pursuant to sub-clauses (A), (B) and (C) respectively, of the immediately preceding sentence shall remain in effect until the requested information has been received and the Board of Directors has determined that such Transfer, or the exercise of any such suspended rights, as the case may be, would not constitute a Violation.

(d) Redemption by the Corporation. Outstanding shares of the Baseball-Related Tracking Stock shall be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken with respect to any shares of the Baseball-Related Tracking Stock of which any Disqualified Person is the stockholder, other Owner or Proposed Transferee. The terms and conditions of such redemption shall be as follows:

(1) the redemption price of the shares to be redeemed pursuant to this paragraph (d) shall be equal to the par value of such shares;

(2) the redemption price of such shares shall be paid in cash;

(3) if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

(4)at least 30 days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(5)from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and the record holders of such shares shall thenceforth be entitled only to receive the cash payable upon redemption; and

(6)such other terms and conditions as the Board of Directors shall determine.

(e)Legends. The Corporation shall, to the extent required by law, note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Annex A.

EXHIBIT D

FORM OF LEGAL OPINION

Ladies and Gentlemen:

We have acted as special counsel to Fantex, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale on the date hereof at the Closing of up to 5,933,658 Fantex Sports Portfolio 1 Units (the “Units”), pursuant to that certain Securities Purchase Agreement, dated as of [˜], 2016 (the “Purchase Agreement”), by and among the Company and the persons and entities listed on Exhibit A thereto (the “Purchasers”). Each Unit consists of (i) 0.017 shares of Fantex Series Vernon Davis Convertible Tracking Stock of the Company, par value $0.0001 per share, (ii) 0.047 shares of Fantex Series EJ Manuel Convertible Tracking Stock of the Company, par value $0.0001 per share, (iii) 0.015 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock of the Company, par value $0.0001 per share, (iv) 0.102 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock of the Company, par value $0.0001 per share, (v) 0.043 shares of Fantex Series Michael Brockers Convertible Tracking Stock, par value $0.0001 per share, (vi) 0.033 shares of Fantex Series Jack Mewhort Convertible Tracking Stock of the Company, par value $0.0001 per share, and (vii) 0.765 shares of Fantex Series Professional Sports Convertible Tracking Stock, par value $0.0001 per share (the convertible tracking stocks described in clauses (i)-(vii), collectively, the “Tracking Stocks”). Each of the Tracking Stocks is convertible into shares of the Company’s platform common stock, par value $0.0001 per share (the “Conversion Shares”). The Tracking Stocks included in the Units are referred to herein as the “Unit Tracking Stocks” and the Conversion Shares issuable upon conversion of the Unit Tracking Stocks are referred to herein as the “Unit Conversion Shares.” This letter is furnished pursuant to Section 7.2 of the Purchase Agreement. Capitalized terms defined in the Purchase Agreement, used herein and not otherwise defined herein, shall have the meanings given to them in the Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

(a)the Purchase Agreement;

(b) that certain Unit Agreement, dated July 14, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC; and

(c)The Amended and Restated Certificate of Incorporation, the Certificates of Designations for each of the Tracking Stocks and the Amended and Restated Bylaws of the Company (collectively, the “Governing Documents”).

The documents described in subsections (a) through (b) above are referred to herein collectively as the “Transaction Agreements.”

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company and the Purchasers in the Purchase Agreement, and certificates of officers of the Company. We have not independently verified such factual matters. Whenever a statement herein is qualified by “to our knowledge” or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions contemplated by the Purchase Agreement do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent inquiry to determine the accuracy of any such statement.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California, and in paragraphs 1, 2, 4(b), 4(c) and 5(a) of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to private placements of capital stock.

Subject to the foregoing and the other matters set forth herein, and except as set forth in the Transaction Agreements, including the exhibits and schedules thereto, as of the date hereof:

1.The Company is a corporation under the DGCL, with corporate power and authority to enter into the Transaction Agreements and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

2.The execution, delivery and performance of the Transaction Agreements have been duly authorized by all necessary corporate action of the Company, and the Transaction Agreements have been duly executed and delivered by the Company.

3.Each of the Transaction Agreements constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.(a) The Unit Tracking Stocks have been duly authorized by all necessary corporate action of the Company, and when issued, sold and delivered by the Company against payment therefor (as part of the issuance and sale of the Units) in accordance with the terms of the Purchase Agreement, will be validly-issued, fully-paid and non-assessable; and (b) the Unit Conversion Shares have been duly reserved, and, if issued upon conversion of one or more of the Unit Tracking Stocks, will be validly-issued, fully-paid and non-assessable.

5.The execution and delivery of the Transaction Agreements by the Company, and the issuance and sale by the Company of the Units to the Purchasers pursuant to the Purchase Agreement on the date hereof, do not on the date hereof: (a) violate the provisions of the Governing Documents; (b) to our knowledge, violate any federal or State of California statute, rule or regulation applicable to the Company; or (c) to our knowledge, require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority, under any federal or State of California statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

6.Assuming the truthfulness of the representations of the Purchasers set forth in the Purchase Agreement and an officer of the Company set forth in a certificate of such officer delivered to us in connection herewith, the accuracy of which we have assumed without independent investigation, the Unit Tracking Stocks will, when issued and delivered against payment therefor pursuant to the Purchase Agreement, be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the issuance of the Unit Conversion Shares, if issued on the date hereof in accordance with the terms of the Governing Documents, would also be exempt from such registration requirements.

Our opinions are subject to:

(a)the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(c)the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(d)we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, and provisions purporting to waive modifications of any guaranty obligation to the extent such modification constitutes a novation; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy and we call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorneys’ fees; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiii) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (xiv) the severability, if invalid, of provisions to the foregoing effect;

(e)the effect of California law, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy;

(f)we have assumed that the directors of the Company have each complied with all applicable fiduciary duties, including without limitation, the duties of care and loyalty, in connection with the Transaction Agreements and the transactions contemplated thereby;

(g)our opinions as to any Transaction Agreement do not extend to any agreement, document, exhibit, attachment or form referred to, or incorporated by reference by, such Transaction Agreement (other than the other Transaction Agreements); and

(h)we express no opinion as to any provision of the Transaction Agreements concerning the voting of the Company’s capital stock.

We have assumed that the Transaction Agreements and the transactions contemplated thereby, including without limitation, the issuance and sale of the Units, are not void or voidable within the meaning of Section 144 of the DGCL by reason of subsection (a)(1), (2) or (3) thereof.

With respect to our opinion as to the enforceability of the Transaction Agreements, we call your attention to the fact that such agreements choose as governing law the internal laws of the State of California, but pertain to certain matters of governance of a Delaware corporation. As noted above, this letter is limited to the effect of the internal laws of the State of California and with respect to paragraphs 1, 2, 4(b), 4(c) and 5(a) of this letter, the DGCL, and, with your consent, we express no opinion as to the enforceability of such agreements to the extent that they may be deemed to conflict with any Delaware law other than the DGCL.

In rendering the opinion expressed in paragraph 6 above, we have assumed that the Company is not disqualified from relying on the exemption from the registration requirements of the Securities Act provided by Rule 506 thereunder by reason of the provisions of paragraphs (d) or (e) of said Rule 506 (relating to so-called “bad actors”).

We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraph 6), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws or environmental laws (without limiting other laws excluded by customary practice).

With your consent, we have assumed (a) that the Transaction Agreements have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (b) that the status of the Transaction Agreements as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion.

Form of Affiliate Legend

“THESE SECURITIES ARE HELD BY AN AFFILIATE OF THE ISSUER AS DEFINED IN RULE 144 (“RULE 144”) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION.”